Exhibit 99.1

iPower Partners with Western Post to Elevate

SuperSuite Platform Capabilities

RANCHO CUCAMONGA, CA, May 22, 2024 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services, today announced a strategic partnership with Western Post (US) LLC, a leading provider of comprehensive logistics solutions (“Western Post”).

Through this collaboration, Western Post will integrate its fulfillment center network and real-time tracking and monitoring systems into iPower’s SuperSuite supply chain business, enhancing the platform’s operational efficiencies and technological capabilities. Western Post’s clients will gain direct access to iPower’s sales channels, enabling them to accelerate their growth and market presence in the U.S. By leveraging Western Post's network of customers, iPower expects to unlock a wealth of potential supply chain and brand partners, a crucial step in the Company’s strategy to diversify and bolster its offerings in both the online and offline retail channels.

“We believe that our strategic partnership with Western Post represents one of the first wins for SuperSuite’s growing partner ecosystem,” said Lawrence Tan, CEO of iPower. “We also believe that Western Post not only adds critical depth to our logistics capabilities but opens the door to a new portfolio of partners that can benefit from SuperSuite’s comprehensive offerings. We look forward to building a mutually beneficial partnership with Western Post as we continue to drive sales growth for partners while adding market-leading capabilities to our robust services platform.”

Western Post CEO, Yang Liu, added, “Partnering with iPower’s SuperSuite platform significantly enhances our value proposition by providing our clients with access to an extensive network of sales channels across the U.S. We anticipate unlocking synergies and operational efficiencies through this collaboration as we integrate our logistics technology, reinforcing our commitment to delivering an unmatched solution for our customers. We look forward to a productive and successful partnership ahead.”

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a network of warehouses serving the U.S., competitive last mile delivery partners and a differentiated business intelligence platform. With these capabilities, iPower efficiently moves a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

About Western Post (US) LLC

Western Post (US) LLC specializes in logistics services for large merchandise, supported by a technologically advanced supply chain system that includes real-time tracking and monitoring. With over 3 million square feet of warehouse space, Western Post is committed to delivering tailored logistics solutions that enhance operational efficiency and client profitability.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, or the SEC on September 15, 2023, its Quarterly Reports on Form 10-Q, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com